Exhibit 99.1

NEWS RELEASE

Edgewise Therapeutics Announces Sale of Sevasemten for Up to $2.65 Billion, Strengthening Balance Sheet and Centering Company Focus on Cardiovascular Pipeline

— Edgewise to Receive $1.55 Billion in Upfront Cash Consideration and is Eligible to Receive up to $1.1 Billion in Regulatory and Commercial Milestones —

— Transaction Creates Focused Cardiovascular Company with Enhanced Strategic Clarity —

— Upfront Proceeds Expected to Fully Fund EDG-7500 Development Through Potential Approval —

— On Track to Report 12-Week CIRRUS-HCM Part D Data in Q2 2026 —

BOULDER, Colo., [June 1, 2026] — Edgewise Therapeutics, Inc. (Nasdaq: EWTX), a leading muscle disease biopharmaceutical company, today announced that it has entered into a definitive agreement under which Servier, an independent international pharmaceutical group governed by a foundation, will acquire sevasemten and Edgewise’s muscular dystrophy business for $1.55 billion in upfront cash consideration and up to $1.1 billion in additional milestone payments, for aggregate potential consideration of up to $2.65 billion. The transaction meaningfully strengthens Edgewise’s balance sheet, providing enhanced financial flexibility and sharpening the Company’s strategic focus to accelerate and unlock the full potential of its cardiovascular pipeline. Following the closing of the transaction, Edgewise will become a cardiovascular focused company, with a pipeline comprising EDG-7500 for hypertrophic cardiomyopathy, EDG-15400 for HFpEF and EDG-003 for an undisclosed target.

Under the terms of the agreement, Servier will acquire all rights to sevasemten, including related intellectual property, know-how, key agreements, regulatory filings, and clinical data required to operate the muscular dystrophy business. All Edgewise employees who primarily support the muscular dystrophy business will receive a comparable offer at Servier to ensure continuity of development and future commercial execution. The transaction reflects Edgewise’s strategic focus on advancing its cardiovascular portfolio, while positioning sevasemten with an acquirer who brings the global development, regulatory, and commercial capabilities required to fully realize sevasemten’s potential for patients.

“Servier’s focus on precision therapeutics and its dedication to rare neurological and neuromuscular diseases make them the ideal steward for the program,” said Kevin Koch, Ph.D., President and Chief Executive Officer of Edgewise Therapeutics. “This transaction delivers immediate, significant value — including $1.55 billion upfront — while placing sevasemten with an acquirer that has the global scale, patient commitment, and commercial reach to maximize its potential for individuals living with Becker and Duchenne muscular dystrophy. Equally important, this transaction strengthens our balance sheet and provides financial flexibility to advance EDG-7500 and EDG-15400 through key value-inflection points.”

“Edgewise is a pioneer in muscle disease biology with a proven track record of discovering and developing precision therapies for patients with serious neurological conditions,” said Olivier Laureau, President of Servier. “The acquisition of sevasemten and Edgewise’s muscular dystrophy business, including highly experienced talent across research, development, regulatory, and commercial functions, provides an immediate platform to expand our portfolio into Becker and Duchenne muscular dystrophy. In line with our 2030 ambition, this positions us as a major player in neuromuscular indications to serve more patients living with devastating rare diseases.”

Advancing the Cardiovascular Pipeline

Separately, the Company reaffirmed that it plans to report 12-week data from Part D of the CIRRUS-HCM Phase 2 trial of EDG-7500 in the second quarter of 2026. The 12-week Part D data, which will include safety, echocardiographic, biomarker, and patient-reported outcome assessments across both oHCM and nHCM, are expected to inform the Phase 3 design, with initiation targeted for the fourth quarter of 2026. In parallel, Edgewise remains on track to initiate a Phase 2 trial of EDG-15400 in heart failure with preserved ejection fraction (HFpEF), further advancing the Company’s cardiovascular pipeline. Additionally, the Company believes the upfront proceeds from this transaction, combined with its existing cash position, will fully fund EDG-7500 development through potential approval and provide the financial strength to further build and expand its cardiovascular pipeline.

Advisors

Centerview Partners LLC is acting as exclusive financial advisor to Edgewise with Wilson Sonsini Goodrich & Rosati serving as legal counsel.

The transaction is subject to customary closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction has been unanimously approved by the boards of directors of both Edgewise Therapeutics and Servier. Subject to the satisfaction or waiver of customary closing conditions, Servier and Edgewise expect the transaction to close in the third quarter of 2026.

About Sevasemten

Sevasemten presents a novel mechanism of action designed to selectively limit the exaggerated muscle damage caused by the absence or loss of functional dystrophin. Sevasemten is being studied in late-stage clinical trials in Becker and Duchenne muscular dystrophy. If approved, sevasemten would be the first therapy indicated for Becker muscular dystrophy, a rare, genetic, X-linked neuromuscular disorder that predominantly affects males and for which approximately 12,000 individuals are affected in the U.S., EU-5, and Japan.

Sevasemten has demonstrated sustained disease stabilization in clinical studies spanning more than three years of treatment. In the MESA open-label extension study, participants maintained stable North Star Ambulatory Assessment (NSAA) scores in marked contrast to the functional decline expected from Becker natural history data. Sevasemten has maintained a favorable safety and tolerability profile, with no discontinuations or dose reductions due to adverse events.

Sevasemten has achieved notable regulatory milestones by securing FDA Orphan Drug Designation for the treatment of Becker and Duchenne, Rare Pediatric Disease Designation (RPDD) for the treatment of Duchenne, and Fast Track designations for the treatment of Becker and Duchenne. Further, sevasemten secured the EMA Orphan Drug Designations for the treatment of Becker and Duchenne.

The GRAND CANYON pivotal cohort in Becker is fully enrolled with 175 participants and powered at greater than 98% to deliver a statistically significant difference versus placebo, with top-line data expected in the fourth quarter of 2026.

About Edgewise Therapeutics

Edgewise Therapeutics is a leading muscle disease biopharmaceutical company developing novel therapeutics for muscular dystrophies and serious cardiac conditions. The Company’s deep expertise in muscle physiology is driving a new generation of novel therapeutics. Sevasemten is an orally administered first-in-class fast skeletal myosin inhibitor in late-stage clinical trials in Becker and Duchenne muscular dystrophies. EDG-7500 is a novel cardiac sarcomere modulator for the treatment of symptomatic hypertrophic cardiomyopathy, currently in Phase 2 clinical development. EDG-15400 is a novel cardiac sarcomere modulator for the treatment of heart failure, currently in Phase 1 clinical development. The entire team at Edgewise is dedicated to our mission: changing the lives of patients and families affected by serious muscle diseases. To learn more, go to edgewisetx.com or follow us on LinkedIn, X, Facebook and Instagram.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the sale of sevasemten and Edgewise’s muscular dystrophy business to Servier (Transaction), including the Transaction timeline and potential payments which may become owing to Edgewise; the impact and effects of the Transaction on Edgewise’s business and financial position; Edgewise’s cash runway and use of proceeds from the Transaction; the potential of, and expectations regarding, Edgewise’s product candidates and programs, including sevasemten, EDG-7500, EDG-15400 and its cardiovascular programs; statements regarding Edgewise’s expectations relating to its clinical trials, including timing of data (including 12-week data on the CIRRUS-HCM trial and data from the GRAND CANYON trial); statements regarding sevasemten potentially being the first approved therapy for Becker; statements regarding timing of Edgewise’s initiation of a Phase 3 trial of EDG-7500 in HCM and a Phase 2 trial of EDG-15400 in HFpEF; statements regarding Edgewise’s ability to advance its pipeline; and statements by Edgewise’s President and Chief Executive Officer and Servier’s President. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “targets,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon Edgewise’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: uncertainties relating to the timing of the consummation of the Transaction; the possibility that any or all of the conditions to the closing of the Transaction may not be satisfied or waived, including failure to receive required regulatory approvals; the effect of the announcement or pendency of the Transaction on Edgewise’s ability to maintain relationships with suppliers and other business partners; risks relating to potential diversion of management attention away from Edgewise’s ongoing business operations; risks associated with Edgewise’s limited operating history, its product candidates being early in development and not having products approved for commercial sale; risks associated with Edgewise not having generated any revenue to date; Edgewise’s ability to achieve objectives relating to the discovery, development and commercialization of its product candidates, if approved; Edgewise’s substantial dependence on the success of EDG-7500 and EDG-15400; Edgewise’s ability to develop and commercialize EDG-7500 and EDG-15400 and to discover, develop and commercialize other product candidates in its cardiovascular programs, including EDG-003; risks related to Edgewise’s clinical trials of its product candidates not demonstrating safety and efficacy; risks related to Edgewise’s product candidates causing serious adverse events, toxicities or other undesirable side effects; the outcome of preclinical testing and early clinical trials not being predictive of the success of later clinical trials and the risks related to the results of Edgewise’s clinical trials not satisfying the requirements of regulatory authorities; delays or difficulties in the enrollment and/or maintenance of patients in clinical trials; Edgewise’s need for additional capital to finance its operations; risks related to failure to capitalize on other indications or product candidates; risks related to competition; risks relating to interim, topline and preliminary data from Edgewise’s clinical trials changing as more patient data becomes available; risks related to failure to develop a proprietary drug discovery platform; risks related to exposure to additional risk if Edgewise develops programs in connection with other therapies; risks related to production of drugs by Edgewise’s third-party manufacturers; risks related to changes in methods of product candidate manufacturing or formulation; risks related to not achieving adequate market acceptance; risks related to the patient population for its product candidates having a small patient population; risks related to the regulatory approval processes of domestic and foreign authorities being lengthy, time consuming and inherently unpredictable; risks relating to disruptions at the FDA, the SEC and other government agencies; risks relating to Edgewise’s ability to attract and retain highly skilled executive officers and employees; Edgewise’s ability to obtain and maintain intellectual property protection for its product candidates; Edgewise’s reliance on third parties; risks related to future acquisitions or strategic partnerships; risks related to general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Edgewise files from time to time with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Edgewise assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contacts

Investors:

Behrad Derakhshan, Ph.D., Chief Operating Officer

ir@edgewisetx.com

Media:

Maureen Franco, VP Corporate Communications

media@edgewisetx.com